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                                                                     EXHIBIT 8.1

                          BROWN, WINICK, GRAVES, GROSS,
                       BASKERVILLE AND SCHOENEBAUM, P.L.C.

                                ATTORNEYS AT LAW

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
666 GRAND AVENUE, SUITE 2000    Marvin Winick            Alice Eastman Helle     Miranda L. Hughes       Miriam S. Sawtelle
DES MOINES, IOWA 50309-2510     Richard W. Baskerville   Michael R. Blaser       Duane P. Hagerty        James S. Niblock
                                Bruce Graves             Thomas D. Johnson       James A. Napier         Ann Holden Kendell
TELEPHONE: (515) 242-2400       Steven C. Schoenebaum    Charles J. Krogmeier    Christine B. Long       Rebecca A. Brommel
FACSIMILE: (515) 283-0231       Harold N. Schneebeck     Christopher R. Sackett  Kelly D. Hamborg
                                Paul D. Hietbrink        Sean P. Moore           Deborah J. Schmudlach
URL: www.ialawyers.com          William C. Brown         Stuart I. Feldstein     William E. Hanigan      Patents and Trademarks
                                Richard K. Updegraff     Nancy S. Boyd           Danielle K. Dixon         James A. Napier
Offices in:                     Jill Thompson Hansen     James L. Pray           Mary A. Ericson
  Pella, Iowa                   Paul E. Carey            Brenton D. Soderstrum   Brian P. Rickert        Washington, D.C. Office
  Washington, D.C.              Douglas E. Gross         Fred L. Morris          Anna N. Evans             Brian Kennedy
                                John D. Hunter           Michael D. Treinen      Jeffrey L. Himrich
                                James H. Gilliam         Scott L. Long           Valerie D. Bandstra
                                Robert D. Andeweg        Ronni F. Begleiter      Alexander M. Johnson    Walter R. Brown(1921-2000)

                                                                                                         WRITER'S DIRECT DIAL NO.
                                                                                                              (515) 242-2473
                                                                                                         WRITER'S E-MAIL ADDRESS
                                                                                                           hanigan@ialawyers.com
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                                              July __, 2002

     The Board of Directors
     United Wisconsin Grain Producers, L.L.C.
     W7503 Country Drive
     Beaver Dam, Wisconsin 53916

          RE: 2002 Registration Statement; Tax Matters

     Dear Sirs:

     As counsel for United Wisconsin Grain Producers, L.L.C (the "Company"), we furnish the following opinion in connection with the proposed issuance by the Company of up to 27,500 of its membership interests (the "Units").

     We have acted as legal counsel to the Company in connection with its offering of the Units. As such, we have participated in the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of a Form SB-2 Registration Statement dated _________, __, 2002 relating to that offering (the "Registration Statement").

     You have requested our opinion as to matters of federal tax law that are described in the Registration Statement. We are assuming that the offering will be consummated and that the operations of the Company will be conducted in a manner consistent with that described in the Registration Statement. We have examined the Registration Statement and such other documents as we have deemed necessary to render our opinion expressed below.

     Based on the foregoing, all statements as to matters of law and legal conclusions contained in the Registration Statement under the heading "Federal Income Tax Consequences of Owning Our Units" reflect our opinion unless otherwise noted. That section of the Registration Statement is a general description of the principal federal income tax consequences that are expected to arise from the ownership and disposition of Units, insofar as it relates to matters of law and legal conclusions. That section also addresses all material federal income tax consequences to prospective unit holders of the ownership and disposition of units.

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     June 15, 2002
     Page 2

     Our opinion extends only to matters of law and relevant facts. With limited exceptions, the discussion relates only to individual citizens and residents of the United States and has limited applicability to corporations, trusts, estates or nonresident aliens. The opinion expressed herein shall be effective only as of the date of this opinion letter. The opinion set forth herein is based upon known facts and existing law and regulations, all of which are subject to change prospectively and retroactively. We assume no obligation to revise or supplement such opinions as to future changes of law or fact.

     An opinion of legal counsel represents an expression of legal counsel's professional judgment regarding the subject matter of the opinion. It is neither a guarantee of the indicated result nor is an undertaking to defend the indicated result should it be challenged by the Internal Revenue Service. This opinion is in no way binding on the Internal Revenue Service or on any court of law.

     We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Registration Statement.

                                             Very truly yours,


                                             Bill Hanigan

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